UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):             November 5, 2004

                               TRANS ENERGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         NEVADA                          0-23530               93-0997412
----------------------------           -----------          ------------------
(State or other jurisdiction           (Commission           (IRS Employer
   of incorporation)                   File Number)         Identification No.)

        210 Second Street, P.O. Box 393, St. Mary's, West Virginia 26170
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                                    FORM 8-K

Section 2 - Financial Information

Item 2.01     Completion of Acquisition or Disposition of Assets

     On November 5, 2004, Trans Energy, Inc. finalized an agreement with Texas Energy Trust Company, a Delaware Business Trust with offices in Irving, Texas ("TETCO"), whereby Trans Energy acquired from TETCO certain oil and gas leases and leasehold interests located in Wetzel and Marion Counties, West Virginia, and other assets. The parties had previously entered into a preliminary agreement on September 29, 2004.

     The acquisition was accomplished by our wholly owned subsidiary, Prima Oil Company, Inc., Trans Energy acquiring from TETCO 100% of the issued and outstanding shares (2,100 shares) of Cobham Gas Industries, Inc., a Delaware corporation. Under the terms of the agreement, Trans Energy is acquiring certain wells, leases, pipelines, gas purchase agreements, oil hauling agreements, equipment, right of ways and other miscellaneous items related to the leases located in West Virginia. A total of 229 wells are being acquired, of which 98 are currently producing, located on approximately 15,000 leased acres. Among the assets acquired are certain vehicles and heavy equipment and various other drilling equipment.

     In consideration for the acquired property, Trans Energy is paying a purchase price of $1,975,058, of which approximately 25% is being paid in cash and the balance in shares of restricted Trans Energy common stock. Of the total cash payment of $489,264, an initial payment of $250,000 was paid at the closing, with the remaining balance to be paid quarterly in equal installments of $59,816 beginning January 1, 2005, with the final payment due October 1, 2005.

Section 3 - Securities and Trading Markets

Item 3.02     Unregistered Sales of Equity Securities

     In connection with the transaction reported under Item 2.01 above, Trans Energy has agreed to issue to Texas Energy Trust Company 244,633 "post-split" shares of Trans Energy's authorized, but previously unissued common stock. The post-split amount is based on Trans Energy effecting its proposed one share for 150 shares reverse stock split of its current outstanding shares. The shares will not be issued until after the split has been finalized and are valued at $1,485,794.

     The issuance of the Trans Energy shares in connection with the acquisition of assets is to be made in an isolated, private transaction to an informed investor having knowledge of Trans Energy and its business. Accordingly, the transaction is considered exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of that Act.

Section 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired

              If  required,   financial   statements  and  pro  forma  financial
              information will be filed by amendment to this Form 8-K within 71 days from the date hereof.

     (b) Pro Forma Financial Information

              See Item 9.01(a) above




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     (c) Exhibits

     Exhibit No.      Description

         10.1         Agreement with Texas Energy Trust Company

         10.2 Assignment and Agreement with Texas Energy Trust Company and Cobham Gas Industries, Inc.

Notes about Forward-looking Statements

     Statements contained in this Current Report which are not historical facts, including all statements regarding the consummation of the acquisition of assets, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. Trans Energy cautions the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.









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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           TRANS ENERGY, INC.



Date:  November 11, 2004          By         /S/ ROBERT L. RICHARDS
                                     -------------------------------------------
                                      Robert L. Richards
                                      President and Chief Executive Officer


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